UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2016

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza New Brunswick, New Jersey		08933
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 25, 2016, Johnson & Johnson, a New Jersey corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters:

(1)	$300,000,000 aggregate principal amount of Floating Rate Notes due 2019;

(2)	$700,000,000 aggregate principal amount of 1.125% Notes due 2019;

(3)	$1,000,000,000 aggregate principal amount of 1.650% Notes due 2021;

(4)	$500,000,000 aggregate principal amount of 2.050% Notes due 2023;

(5)	$2,000,000,000 aggregate principal amount of 2.450% Notes due 2026;

(6)	$1,000,000,000 aggregate principal amount of 3.550% Notes due 2036; and

(7)	$2,000,000,000 aggregate principal amount of 3.700% Notes due 2046;

(collectively, the “Notes”) under the Company’s Registration Statement on Form S-3, Reg. No. 333-194146. The issuance and sale of the Notes are expected to close on or about March 1, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Company Order establishing the terms of the Notes.

5.1	Opinion of Thomas J. Spellman III, Assistant General Counsel and Corporate Secretary of the Company.

5.2	Opinion of Covington & Burling LLP.

23.1	Consent of Thomas J. Spellman III, Assistant General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1 of this current report).

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2 of this current report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson

By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III
Assistant General Counsel and Corporate Secretary

March 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Company Order establishing the terms of the Notes.

5.1	Opinion of Thomas J. Spellman III, Assistant General Counsel and Corporate Secretary of the Company.

5.2	Opinion of Covington & Burling LLP.

23.1	Consent of Thomas J. Spellman III, Assistant General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1 of this current report).

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.2 of this current report).